December 23, 1996


Falcon Products, Inc.
9387 Dielman Industrial Drive
St. Louis, Missouri  63132

Ladies and Gentlemen:

         We have acted as counsel to Falcon Products, Inc. (the "Company") in connection with the Registration Statement on Form S-3, File No. 333-___________ (such Registration Statement, including any and all amendments and exhibits thereto being referred to herein as the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, related to the proposed sale by the selling shareholder named in the Registration Statement (the "Selling Shareholder") of up to 316,400 shares of the Company's Common Stock, $.02 par value (the "Shares").

         We have examined such corporate records of the Company, such laws and other information as we have deemed relevant, including the Company's Restated Certificate of Incorporation, Restated Bylaws, resolutions adopted by the Board of Directors of the Company relating to such offering and certificates received from state officials. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies.

         Based solely on the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

         2. The Common Stock being offered by the Selling Shareholder is, or, with respect to those Shares not currently issued, when issued will be, validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name in the Registration Statement and the related Prospectus in the section of the Prospectus entitled "LEGAL MATTERS." We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding issuance of the common stock being sold.

                                        Very Truly Yours,

                                        /s/ GALLOP, JOHNSON & NEUMAN, L.C.